Nicor Inc.
Form 10-K
Exhibit 10.28

NICOR INC. SUPPLEMENTAL SENIOR OFFICER
RETIREMENT PLAN

Mayer, Brown, Rowe & Maw
Chicago

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TABLE OF CONTENTS
(continued)

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NICOR, INC. SUPPLEMENTAL SENIOR OFFICER RETIREMENT PLAN

SECTION 1

General

     1.1 History, Purpose and Effective Date. Nicor, Inc. (the “Company”) established the Nicor, Inc. Supplemental Senior Officer Retirement Plan (the “Plan”) so that it can provide deferred compensation to or on behalf of its eligible employees and those of its Affiliates which, with the consent of the Company, adopt the Plan. The Plan is effective as of January 1, 2002 (the “Effective Date”). The Company and any Affiliate of the Company which adopts the Plan, with the consent of the Company, for the benefit of its eligible employees are referred to below, collectively, as the “Employers” and individually as an “Employer.” This Plan is intended to constitute a non-qualified, unfunded plan for federal tax purposes and for purposes of Title I of ERISA.

     1.2 Plan Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the committee (the “Committee”) as may be appointed by the Board of Directors of the Company (the “Board”) from time to time. The Committee shall initially be the Compensation Committee of the Board until such time the Board determines otherwise. If the Committee does not exist, or for any reason determined by the Board, the Board may take action under the Plan that would otherwise be the responsibility of the Committee. Subject to the terms of the Plan, the decision of the Committee upon any question of fact, interpretation, definition or procedures relating to the administration of the Plan shall be final and binding on all persons. The responsibilities of the Committee shall include the following:

(a)	Interpreting the provisions of the Plan in all particulars and establishing, amending, rescinding, and publishing rules and regulations for carrying out the Plan.

(b)	Selecting groups of employees or individual employees to be eligible to participate in the Plan.

(c)	Reviewing and answering any denied claim for benefits that has been appealed to the Committee under the provisions of Section 8.

(d)	Determining the Investment Options that will be available under the Plan from time to time.

(e)	Making all other determinations that may be necessary or advisable for the administration of the Plan.

The Committee may allocate all or any portion of the responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such delegation may be revoked by the Committee at any time.

     1.3 Source of Benefit Payments. The amount of any benefit payable under the Plan shall be paid from the general assets of the Employer with respect to whose former employee the benefit is payable. If a Participant (as defined in subsection 2.1) has been employed by more than one Employer, the portion of his Plan benefit payable by each such Employer shall be equal to that portion of his Account (as defined in subsection 3.1) proportionately attributable to the contributions made by each Employer. An Employer’s obligation under the Plan shall be reduced to the extent that any amounts due under the Plan are paid from one or more trusts, the assets of which are subject to the claims of general creditors of the Employer or any affiliate thereof; provided, however, that, nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create, or require the creation of, a trust of any kind, or a fiduciary relationship between the Company or any Affiliate and any employee or other person. To the extent any person acquires a right to receive a payment from an Employer under the Plan, such right shall be no greater than that of an unsecured general creditor of such Employer. Nothing contained herein shall constitute a guarantee by any of the Employers that the assets of such Employer will be sufficient to pay the benefits to any Participant.

     1.4 Affiliate. The term “Affiliate” means any company during any period in which it owns at least 50% of the voting power of all classes of stock of the Company entitled to vote; and any company during any period in which at least 50% of the voting power of all classes of stock of the company entitled to vote is owned directly or indirectly by the Company or any other Affiliate.

     1.5 Plan Year. The “Plan Year” shall be the calendar year.

     1.6 Limitations on Provisions. The provisions of the Plan and the benefits provided hereunder shall be limited as described herein.

     1.7 Definitions, References. Capitalized terms shall be defined as set forth in the Plan.

SECTION 2

Participation

     2.1 Eligibility to Participate. For purposes of this Plan, the term “Eligible Employee” shall mean an employee of an Employer hired on or after January 1, 1998, who is individually designated by the Committee or who is a member of a group designated by the Committee. Subject to the terms and conditions of the Plan, an Eligible Employee shall become a “Participant” in the Plan for any Plan Year in accordance with the following:

(a)	All Eligible Employees who are employed as of the Effective Date will enter the Plan as of the Effective Date; and

(b)	Employees, other than those described in Section 2.1(a) above, will enter the Plan on the first day of the calendar month following qualification through attainment of a position designated by the Committee as eligible to participate in the Plan or the specific selection of such employee by the Committee.

An Eligible Employee may become a Participant under either of the foregoing paragraphs. Once an Eligible Employee becomes a Participant in the Plan, he shall remain a Participant so long as he has an Account balance under the Plan.

     2.2 Restricted Participation. Notwithstanding any other provision of the Plan to the contrary, if the Committee determines that participation by one or more Participants or Beneficiaries shall cause the Plan as applied to any Employer to be subject to Part 2, 3 or 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended, the entire interest of such Participant or Beneficiary under the Plan shall, in the discretion of the Committee, be immediately paid to such Participant or Beneficiary, as applicable, by the applicable Employer or Employers, or shall otherwise be segregated from the Plan, and such Participant(s) or Beneficiary(ies) shall cease to have any interest under the Plan.

     2.3 Plan Not Contract of Employment. The Plan does not constitute a contract of employment, and participation in the Plan will not give any employee the right to be retained in the employ of any Employer nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

     2.4 Ineligible Employees. Should an employee cease to be an Eligible Employee as defined in Section 2.1, eligibility for future Contributions under the Plan will cease immediately. All other provisions in the Plan regarding distribution forms and dates, notional investment elections and credits, and, distribution elections shall remain unchanged.

SECTION 3

Contributions

     3.1 Participant Account. The Committee shall maintain an “Account,” and such subaccounts as the Committee deems necessary or appropriate, in the name of each person who is a Participant.

     3.2 Contributions. For each Plan Year, provided that the Participant’s Date of Termination (as defined in Section 6.7), other than due to Retirement, death or Disability (as defined in Section 5.2), has not occurred prior to the last day of the Plan Year, an amount equal to the Annual Deferral Percentage (defined below) times the Participant’s Eligible Compensation (defined below) for such year shall be contributed to the Participant’s Account under the plan (the “Contribution”). In the event that the Participant’s termination is due to Retirement, death or Disability, the Participant will not be required to be employed as of the last day of the Plan year in order to qualify for a Contribution for such Plan Year. A Participant will be deemed to have “Retired” if his or her Date of Termination occurs after the Participant has both attained the age of 55 and has been employed by the Company, or an Affiliate, for at least 10 years. For purposes of determining the Contribution:

(a)	the term “Annual Deferral Percentage” shall be a percentage amount determined in the sole discretion of the Committee and shall initially be set at six percent (6%) until such time that the Committee determines otherwise.

(b)	the term “Eligible Compensation” shall mean the Participant’s total cash compensation received for the Plan Year, including Salary and Bonus, and any other components of compensation selected by the Committee from time to time; provided, however, that Eligible Compensation shall only include the foregoing compensation that is earned by the Participant during the period that the Participant was an Eligible Employee for such Plan year;

(c)	the term “Salary,” means the regular basic cash remuneration paid by an Employer to a Participant for such period by reason of his employment with that Employer, excluding bonuses, overtime pay, and all other kind of remuneration of any kind including, but not limited to pre-paid salary increase advances and lump sum raise payments, and including vacation pay; provided, however, that a Participant’s Salary shall be determined without regard to reductions to reflect contributions under a plan described in section 125 of the Code and contributions under a cash or deferred arrangement described in section 401(k) of the Code, or any amount deferred under an unfunded, nonqualified plan maintained by the Employer; and

(d)	the term “Bonus” means the gross annual bonus amount(s) payable to a Participant from the Employer’s Annual Incentive Plan or successor plan(s), if any, in effect for the Employer’s fiscal year coinciding with the Plan Year (but payable after the end of the Plan Year) otherwise payable in cash, and considered “wages” for FICA and federal income tax withholding; provided, however, that a Participant’s Bonus shall be determined without regard to any reduction to reflect contributions under a plan described in section 125 of the Code or contributions under a cash or deferred arrangement described in section 401(k) of the Code, or any amount deferred under an unfunded, nonqualified plan maintained by the Employer.

     3.3 Contribution for 2001. Following the Effective Date, but prior to the end of the 2002 Plan Year, the Committee will make a Contribution for Eligible Employees attributable to 2001 as if the Plan were in effect for such year.

     3.4 Timing of Contributions. Contributions will be made by the Company as soon as practicable following the end of each Plan Year, but not later than the last business day of March of such following year; provided, however, in the event that a Participant’s Date of Termination occurs due to Retirement, death or Disability, the Contribution with respect to such Participant for the Plan Year within which the Date of Termination occurs shall be made prior to the Distribution Date (defined below).

SECTION 4

Plan Accounting

     4.1 Allocation and Crediting of Contributions. As of each Accounting Date (defined below), the Committee shall adjust the Plan Account of each Plan Participant in the following manner and order:

(a)	first, charge to each Participant’s Account the amount of any distributions that have been paid to or on behalf of the Participant since the last preceding Accounting Date pursuant to Section 6 that have not previously been charged;

(b)	next, each Participant’s Account shall be credited for investment earnings or charged for investment losses that correspond to the investment return earned by the Investment Option designated by the Participant under Section 4.2; and

(c)	next, credit to his Account the amount of the Contributions, if any, on behalf of the Participant since the last preceding Accounting Date that have not previously been credited.

     4.2 Investment Options.

(a)	The Committee will provide the Participants the opportunity to select, at the time and in the manner determined by the Committee from time to time, from one or more investment alternatives by which the Participant’s benefits under the Plan shall be determined (the “Investment Option”).

(b)	The designation of one or more Investment Options by a Participant under this Section 4.2 shall be used solely to measure the amounts of investment earnings or losses that will be credited or charged to the Participant’s Account on the Employer’s books and records, and the Employer shall not be required under the Plan to establish any account in the similar Investment Option or to purchase any Investment Option shares on the Participant’s behalf.

(c)	The Investment Option may be valued as of the close each day the New York Stock Exchange is open for trading (“Accounting Date”).

(d)	A Participant may elect to revise the Investment Options with respect to existing Account allocations or future Contributions at any time by notification to the Committee in the prescribed manner. The Committee, however, retains the right to review and restrict transfer rights at any time.

(e)	If a Participant fails to make a proper designation of Investment Options, then his or her Accounts shall be deemed to be invested in the default Investment Option designated by the Committee from time to time in a uniform and nondiscriminatory manner.

     4.3 Statement of Accounts. As soon as practicable after the last day of each Plan year, the Committee will cause to be delivered to each Plan Participant a statement of the balance of his Plan Account as of the Plan year end.

SECTION 5

Vesting and Forfeiture

     5.1 Vesting of Accounts. A Participant shall be fully vested in the value of his or her Account as of the earlier of the third anniversary of the date the Participant first became an Eligible Employee or the date of such Participant’s 60th birthday. The Committee shall determine the date under this Section 5.1 on which a Participant becomes fully vested in his or her Account.

     5.2 Accelerated Vesting. In the event that the Participant’s Date of Termination occurs due to the Participant’s death or permanent disability (“Disability” shall be as defined in any applicable Employer-sponsored long-term disability program or, in the absence of such program, as otherwise defined by the Committee), such Participant’s Account shall become 100% vested as of such termination.

     5.3 Forfeitures. A Participant who has an interest in his or her Account that is less than 100% vested as of his or her Date of Termination shall forfeit to the Employer the nonvested portion of such Account as of the date of such Date of Termination.

SECTION 6

Payment of Plan Benefits

     6.1 Distribution on Termination. Subject to the following provisions of this Section 6, as soon as practicable following the end of the Plan Year within which the Date of Termination occurs, but not later than the last business day of March of such following year (the “Distribution Date”), there shall be payable to him or, in the event of his death, to his Beneficiary (as defined in Section 6.6) an amount equal to the vested balance of his Account, if any.

     6.2 Method of Distribution.

(a)	Payment of Account balances shall commence on the Distribution Date.

(b)	Notwithstanding the foregoing, a Participant may elect, in accordance with the procedures established by the Committee, to have benefits distributed in one of the following forms:

(i)	a single lump sum, or

(ii)	monthly, quarterly or annual installments over 5 or 10 years.

(c)	A Participant may elect to revise the form of distribution on any date that is not less than 12 months prior to the Distribution Date.

(d)	In the event a Participant fails to elect a form of distribution, such Participant’s Account shall be paid in annual installments over 10 years, with the first installment being made as of the Distribution Date; provided, however, if the termination is due to the death of the Participant, such distribution shall be made in a single lump sum.

     6.3 Distributions of Small Accounts. Notwithstanding the foregoing provisions of this section 6, if the value of a Participant’s Account balance does not exceed $5,000, determined as of the Participant’s Date of Termination or the date of the Participant’s death, the Participant’s Account balances shall be paid to the Participant or Beneficiary, as applicable, in a lump sum as soon as practicable after the Participant’s Date of Termination or death, as applicable.

     6.4 Acceleration of Payments. The Committee, in its sole discretion, may accelerate or defer the date of payment of any benefits to the extent that it determines such acceleration or deferral to be in the best interests of the Employers or any Participant for any reason.

     6.5 Distributions To Persons Under Disability. In the event a Participant or his Beneficiary is declared incompetent and a conservator or other person legally charged with the care of his person or of his estate is appointed, any benefit to which such Participant or Beneficiary is entitled under the Plan shall be paid to such conservator or other person legally charged with the care of his person or of his estate.

     6.6 Beneficiary. Each individual who becomes entitled to benefits under the Plan on account of the death of a Participant shall be referred to as a “Beneficiary” under the Plan and, in the event of the Participant’s death, shall be entitled to receive the benefits in accordance with Section 6. A Participant may designate his desired Beneficiary, or Beneficiaries, in the event of his death, with such designation made in accordance with the procedures established by the Committee. In the event that no such Beneficiary designation has been properly made as of the date of death of the Participant, or if the designated Beneficiary of a deceased Participant dies before him or her or before complete payment of the Participant’s benefits, such benefits shall be paid to the legal representative or representatives of the estate of the last to die of the Participant and the designated Beneficiary.

     6.7 Date of Termination. A Participant’s “Date of Termination” means the last day on which the Participant is employed by the Company or any Affiliate, regardless of the reason for the termination of employment, subject to the following:

(a)	Transfers. A termination of employment shall not be deemed to occur by reason of a transfer of a Participant between Employers. A Participant’s employment shall not be considered terminated while the Participant is on an approved leave of absence an Employer.

(b)	Transactions. If, as a result of a sale or other transaction, a Participant’s employer ceases to be an Affiliate (and the Participant’s employer is or becomes an entity that is separate from the Company), and the Participant is not, at the end of the 30-day period following the transaction, employed by the Company or another Employer, then (i) the Participant’s service and compensation after such transaction shall be disregarded; and (ii) for purposes of determining the Participant’s eligibility for benefits, the Participant’s Date of Termination (and the Participant’s status as an “Employee”) shall be determined based on the date of such transaction.

     6.8 Pre-Termination Distributions. Subject to Section 6.4 and Section 7.1, distributions prior to the Participant’s Date of Termination are prohibited under the Plan.

SECTION 7

Change in Control

     7.1 Accelerated Vesting and Distribution. Notwithstanding the foregoing, including any distribution elections previously made by Participants, in the event of a Change in Control (defined below), all Participant Account balances shall become fully vested immediately prior to such Change in Control and the Account balance of each Plan Participant shall be distributed in a lump sum as of the date of such Change in Control, as soon as practicable after the date of such Change in Control, but in no event later than 15 days after the occurrence of such Change in Control. Payments under this subsection shall be in lieu of any amounts that would otherwise be payable after the date as of which the Participant’s Account balance is determined for purposes of payment under this subsection.

     7.2 Change in Control. For purposes of the Plan, “Change in Control” means:

(a)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”))(a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any shares of Common Stock of the Company or any voting securities of the Company entitled to vote generally in the election of directors if, as a result of such acquisition, such person owns 20% or more of either (i) the outstanding shares of common stock of the

Company (the “Outstanding Company Common Stock”), or (ii) the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection 7.2(a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company, (B) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company (a “Company Plan”), or (C) any acquisition by any corporation pursuant to a transaction which complies with subsections (c)(1), (c)(2), and (c)(3) of this definition; provided further, that for purposes of clause (A), if any Person (other than the Company or any Company Plan) shall become the beneficial owner of 20% or more of the Outstanding Company Common Stock or 20% or more of the Outstanding Company Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Company Voting Securities (other than pursuant to any dividend reinvestment plan or arrangement maintained by the Company) and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control; or

(b)	Individuals who, as of the Effective Date, constitute the Board (for purposes of this definition, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Incumbent Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or publicly threatened election contest (as such terms are used in Rule 14a-11 promulgated under the Exchange Act) or other actual or publicly threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company; or

(c)	Consummation, including receipt of any necessary regulatory approval, of (i) a reorganization, merger, consolidation, or other business combination involving the Company or (ii) the sale or other disposition of more than 50% of the operating assets of the Company (determined on a consolidated basis), other than in connection with a sale-leaseback or other arrangement resulting in the continued utilization of such assets (or the operating products of such assets) by the Company (any transaction described in part (i) or (ii) being referred to as a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which:

(i)	all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the ultimate parent entity resulting from such Corporate Transaction (including, without limitation, an entity which, as a result of such transaction, owns the Company or all or substantially all of the assets of the Company either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

(ii)	no Person (other than the Company, any Company Plan or related trust, the corporation resulting from such Corporate Transaction, and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 20% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, 20% or more of, respectively, the then outstanding common stock of the ultimate parent entity resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such entity; and

(iii)	individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the ultimate parent entity resulting from such Corporate Transaction; or

(d)	A tender offer (for which a filing has been made with the Securities and Exchange Commission (the “SEC”) which purports to comply with the requirements of Section 14(d) of the Exchange Act and the corresponding SEC rules) is made for the stock of the Company, which has not been negotiated and approved by the Board, provided that in case of a tender offer described in this subsection (d), the Change in Control will be deemed to have occurred at the first time during the offer period when the Person (as defined in subsection (a) above) making the offer beneficially owns or has accepted for payment stock of the Company with 20% or more of the combined voting power of the then Outstanding Company Voting Securities; or

(e)	Approval by the shareholders of the Company of a plan of complete liquidation or dissolution of the Company.

(f)	For purposes of this definition of Change in Control, (i) the term “Company” shall mean Nicor Inc. and shall include any Successor to Nicor Inc.; and (ii) the term “Successor to Nicor Inc.” shall mean any corporation, partnership, joint venture or other entity that succeeds to the interests of Nicor Inc. by means of a merger, consolidation or other restructuring that does not constitute a Change in Control under subsections (a), (c) or (d) above.

SECTION 8

Amendment and Termination

     8.1 Amendment or Termination by Company. The Company may, at any time, amend or terminate the Plan; provided, however, that subject to the provisions of the following sentence, neither an amendment nor a termination shall adversely affect the rights of any Participant or Beneficiary under the Plan. The Company, by Plan amendment or termination, may prospectively modify or eliminate the right to have Contributions credited to the Account of any Participant. Notwithstanding the foregoing provisions of this Section 8, the Company may amend or terminate the Plan at any time, to take effect retroactively or otherwise, as deemed necessary or advisable for purposes of conforming the Plan to any present or future law, regulations or rulings relating to plans of this or a similar nature.

SECTION 9

Claims Procedures

     9.1 Filing of Claim. Any Participant or beneficiary under the Plan may file a written claim for a Plan benefit with the Committee or with a person named by the Committee to receive claims under the Plan.

     9.2 Notice of Denial of Claim. In the event of a denial or limitation of any benefit or payment due to or requested by any Participant or beneficiary under the Plan (“claimant”), the claimant shall be given a written notification containing specific reasons for the denial or limitation of the benefit. The written notification shall contain specific reference to the pertinent Plan provisions on which the denial or limitation of the benefit is based. In addition, it shall contain a description of any other material or information necessary for the claimant to perfect a claim, and an explanation of why such material or information is necessary. The notification shall further provide appropriate information as to the steps to be taken if the claimant wishes to submit a claim for review. This written notification shall be given to a claimant within 90 days after receipt of the claim by the Committee unless special circumstances require an extension of time for process of the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of said 90-day period, and such notice shall indicate the special circumstances which make the postponement appropriate.

     9.3 Right of Review. In the event of a denial or limitation of the claimant’s benefit, the claimant or the claimant’s duly authorized representative shall be permitted to review pertinent documents and to submit to the Committee issues and comments in writing. In addition, the claimant or the claimant’s duly authorized representative may make a written request for a full and fair review of the claim and its denial by the Committee; provided, however, that such written request must be received by the Committee within 60 days after receipt by the claimant of written notification of the denial or limitation of the claim. The 60-day requirement may be waived by the Committee in appropriate cases.

     9.4 Decision on Review. A decision shall be rendered by the Committee within 60 days after the receipt of the request for review, provided that where special circumstances require an extension of time for processing the decision, it may be postponed on written notice to the claimant (prior to the expiration of the initial 60-day period) for an additional 60 days, but in no event shall the decision be rendered more than 120 days after the receipt of such request for review. Any decision by the Committee shall be furnished to the claimant in writing and shall set forth the specific reasons for the decision and the specific plan provisions on which the decision is based.

SECTION 10

Miscellaneous

     10.1 Nonalienation of Benefits. Except as may be required by law, benefits payable under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, whether voluntary or involuntary. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits under the Plan shall be void. Neither the Company nor any Affiliate shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits under the Plan.

     10.2 Offset of Benefits. Notwithstanding Section 10.1, if a Participant is indebted to the Company or any Affiliate at any time when payments are to be made to the Participant under the provisions of the Plan, the Company shall have the right to reduce the amount of payment to be made to the Participant (or the Participant’s beneficiary) to the extent of such indebtedness. Any election by the Company not to reduce such payment shall not constitute a waiver of its claim for such indebtedness.

     10.3 Taxes and Withholding. For each Plan Year in which the Participant defers a portion of Compensation under this Plan, the Employer will withhold from the Participant’s non-deferred Compensation the Participant’s share of FICA and other employment taxes as may be required by law. All distribution under the Plan are subject to withholding of all applicable taxes.

     10.4 Tax Consequences not Guaranteed. The Employers do not warrant that the Plan will have any particular tax consequence for Participants or their beneficiaries and shall not be liable to them if tax consequences they anticipate do not actually occur. None of the Employers, individually or in the aggregate, shall have any obligations to indemnify a Participant or beneficiary for lost tax benefits (or other damage or loss) in the event benefits are cancelled as permitted herein or benefits are otherwise distributed prior to the dates set forth in Section 6.

     10.5 Gender and Number. Where the context admits, words in either gender shall include the other gender, words in the singular shall include the plural and the plural shall include the singular.

     10.6 Notices. Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Company, at its principal executive offices. Any notice required under the Plan may be waived by the person entitled to notice.

     10.7 Action by Employers. Any action required or permitted to be taken under the Plan by any Employer which is a corporation shall be by resolution of its Board of Directors, or by a person or persons authorized by its Board of Directors. Any action required or permitted to be taken by any Employer which is a partnership shall be by a general partner of such partnership or by a duly authorized officer thereof.

     10.8 Applicable Laws. The Plan shall be construed and administered in accordance with the laws of the State of Illinois to the extent that such laws are not preempted by the laws of the United States of America

     10.9 Successors. The Plan shall be binding upon and inure to the benefit of the Company and any successors of the Company. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to expressly assume and agree to perform the Plan in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.